UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMPRIMIS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐          Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Dated Filed:

July 17, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Imprimis Pharmaceuticals, Inc., which will be held at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, on August 13, 2013, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of Imprimis Pharmaceuticals, Inc. stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the annual meeting, but you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Director

12626 HIGH BLUFF DRIVE, SUITE 150
SAN DIEGO, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 13, 2013

To the Stockholders of Imprimis Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Imprimis Pharmaceuticals, Inc. (the “Company”) will be held on August 13, 2013 at 9:00 a.m., at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, for the following purposes:

1.	To elect six (6) directors to hold office for a one-year term or until their successors are duly elected and qualified.
2.	To ratify the selection of KMJ Corbin and Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.
4.	To vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers.
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on July 2, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Mark L. Baum
Chief Executive Officer and Director

San Diego, California
July 17, 2013

12626 High Bluff Drive, Suite 150
San Diego, CA 92130
_________________________________

PROXY STATEMENT
For Annual Meeting of Stockholders to be held on August 13, 2013

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), of Imprimis Pharmaceuticals, Inc. to be held on August 13, 2013, at 9:00 a.m. local time at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, CA 92130, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. We expect to mail this proxy statement to our stockholders on or about July 17, 2013.

All references to “us”, “we”, “our”, and “the Company” refer to Imprimis Pharmaceuticals, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2013

Copies of this Proxy Statement, the Notice and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 can be accessed electronically at: www.iproxydirect.com/IMMY.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1, FOR proposals 2 and 3, and for a THREE YEAR frequency with respect to proposal 4. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, July 2, 2013, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on July 2, 2013, the Company had 8,961,583 shares of common stock outstanding and entitled to vote held by 171 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the meeting, either in person or by proxy.

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such matters, the broker does not have discretionary voting power with respect to such matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such matters. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed below.

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 – Election of six directors	Plurality of Votes Cast	No

Proposal 2 – Ratification of auditors for Fiscal Year 2013	Majority of Voting Power represented at meeting	Yes

Proposal 3 – Advisory vote to approve executive compensation	Majority of Voting Power represented at meeting	No

Proposal 4 – Advisory vote on frequency of advisory vote on executive compensation	Plurality of Votes Cast	No

With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, the abstention will have the same effect as an AGAINST vote.   You may also ABSTAIN with respect to Proposal 4; however, your abstention will have no effect on the vote with respect to that proposal.   Broker non-votes with respect to Proposal 3 will have the same effect as an AGAINST vote but will have no effect on the outcome of Proposals 1 and 4.  Broker non-votes are not expected to result from Proposal 2.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Action Stock Transfer Corp., our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1) by revoking it in person at the Annual Meeting;

(2) by writing, delivered to our Corporate Secretary at 12626 High Bluff Drive, Suite 150, San Diego, CA 92130 before the proxy is used; or

(3) by a later dated proxy card delivered to us at the address noted above before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 12626 High Bluff Drive, Suite 150, San Diego, CA 92130.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The members of the Board of Directors are elected annually for a one-year term. Our Certificate of Incorporation provides that the total number of directors constituting the entire Board shall be not less than one nor more than ten, with the number of directors being fixed from time to time by the Board. Currently, the Board is comprised of six directors, each of which is a current nominee.  The stockholders will elect six directors at the Annual Meeting, each to serve for a one-year term expiring at the Annual Meeting of Stockholders in 2014 or until his successor has been elected and qualified, or until his earlier  death, resignation or retirement.

There are no familial relationships between any of our directors or our executive officers and any other director or executive officer. No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of the Company.

 Information Regarding Directors

 The following table provides the name, age and position(s) of each of our directors as of July 17, 2013:

Name	Age	Committees
Mark L. Baum, J.D.	40	None.
Robert J. Kammer, D.D.S.	63	None.
Stephen Austin, C.P.A, M.B.A	61	Audit Committee*, Compensation Committee, Nomination and Corporate Governance Committee
August Bassani, Pharm.D.	41	Nomination and Corporate Governance Committee*
Paul Finnegan, M.D., M.B.A	52	Audit Committee, Compensation Committee*
Jeffrey J. Abrams, M.D.	66	Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee
*Chairman of the committee.

Mark L. Baum, J.D., our co-founder, has served as a director and as our principal executive officer since December 2011, and was appointed our Chief Executive Officer on April 1, 2012.  He served as Chairman of our Board of Directors from December 16, 2011 through April 1, 2012 and was a leader in our restructuring efforts in late 2011 and early 2012.  Mr. Baum has served as the principal of The Baum Law Firm, P.C. (now TBLF, LLC) since 1998, and has more than 15 years of experience in financing, operating and advising small capitalization publicly traded enterprises, with a particular focus on restructured or reorganized businesses. As a manager of capital, he has completed more than 125 rounds of financing for more than 40 publicly traded companies. As a securities attorney, Mr. Baum focused his practice on US securities laws, reporting requirements and public company finance-related issues that affect small capitalization public companies. Mr. Baum has actively participated in numerous public company spin-offs, restructurings and recapitalizations, venture fundings, private-to-public mergers, asset acquisitions and divestitures. In addition to his fund management and legal experience, Mr. Baum has operational experience in the following industries: life science and diagnostics, closed door pharmacies, cleaner and renewable energy and retail home furnishings. He has served on numerous boards of directors, including Chembio Diagnostic Systems, Inc. (CEMI), Applied Natural Gas Fuels, Inc. (formerly AGAS), Shrink Nanotechnologies, Inc. (INKN), You on Demand, Inc. (YOD) and CoConnect, Inc. (CCON), as well as boards of advisors for domestic and international private and public companies. Mr. Baum founded and capitalized the Mark L. Baum Scholarship which has funded tuition grants to college students in Texas. Mr. Baum is a published inventor and an inactive member of the state bars of California and Texas.  Mr. Baum was a Managing Member of DermaStar International, LLC, our former majority stockholder.  Mr. Baum currently serves on the Board of Directors and as chair of the Audit Committee of Ideal Power Converters, Inc., a private company located in Austin, TX.  Mr. Baum brings to our Board years of public company executive experience, including knowledge of securities laws, reporting requirements and public company finance-related issues.  In addition, as our Chief Executive Officer, he provides the Board with insight into the Company’s operations.

Robert Kammer, D.D.S., has served as a director since December 2011 and as Chairman of the Board of Directors since April 1, 2012.  Dr. Kammer received his Bachelor of Science Degree in 1971 from Xavier University, Cincinnati, Ohio. He received his Doctor of Dental Surgery Degree from the University of Iowa in 1974. Dr. Kammer is a Diplomat of The American Board of Orofacial Pain and a Founding Charter Member of The Academy for Sports Dentistry and Colorado Osseointegration Study Club. From 1979 to 1996, Dr. Kammer was an Associate Professor and Course Director of Orofacial Pain Section in the Department of Restorative Dentistry at The University of Colorado Health Science Center. From 1982 through 1993, he served on the Sports Medicine Advisory Committee at The University of Colorado Intercollegiate Athletics and was the Team Dentist for Football and Basketball. From 1983 to 1990, Dr. Kammer was a consultant to the Boulder-Denver Pain Control Center and from 1988 through 1991, he served as a Referee and Editorial Staff Consultant of the Journal of Orofacial Pain. Dr. Kammer recently contributed a chapter to the groundbreaking text Osteoperiosteal Flap, is consulting for Clear Choice Dental Implant Centers, co-authoring scientific papers and is a co-investigator for a landmark study of Titanium Implant Prostheses at the Mayo Institute.  Dr. Kammer was a Managing Member of DermaStar International, LLC, our former majority stockholder.  Dr. Kammer brings to our Board of Directors over 30 years of practical experience treating patients for orofacial pain as well as a history of success in leadership positions he has been associated with.

Stephen G. Austin, CPA, MBA has served as a director since July 2012 and currently serves as the chair of our Audit Committee and as a member of our Compensation Committee and Nomination and Corporate Governance Committee. He has been a Partner in Swenson Advisors, LLP, a regional accounting firm (registered with the PCAOB), since May 1998 and has served as Managing Partner since October 2006. At Swenson Advisors, Mr. Austin manages audit, SEC, Sarbanes-Oxley and business consulting engagements with a focus on technology, manufacturing, service, real estate, social media and non-profit organizations. Prior to joining Swenson Advisors, Mr. Austin accumulated over 22 years of experience as an audit partner with Price Waterhouse LLP, where he worked from 1976 to 1996, and with McGladrey & Pullen, LLP, where he worked from 1996 to 1998, serving both public and private companies. While at Price Waterhouse, Mr. Austin worked in their national office in New York, where he addressed complex accounting and reporting issues for publicly-traded companies and worked with various members of the FASB and EITF staffs. Mr. Austin is licensed as a CPA in California and Georgia. He serves as a board member or advisory board member for various not-for-profit foundations, associations and public service organizations in the United States, serves on the Global board of directors of Integra International, an international association of accounting firms, and served as a director on the board of Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR). In 2004, Mr. Austin published a book on business ethics entitled “Rise of the New Ethics Class,” and in 2005 and 2006 he published articles in Asia discussing The Sarbanes-Oxley Act of 2002. Mr. Austin has also authored articles for the AICPA including the Journal of Accountancy. Mr. Austin holds a B.S. degree in accounting from Bob Jones University and an M.B.A. degree from the University of Georgia. Mr. Austin brings to our Board financial and accounting expertise and extensive experience serving as a director of other companies.

August (“Gus”) S. Bassani, Pharm.D., has served as a director since December 2012 and as chair of our Nomination and Corporate Governance Committee since July 2013.  He currently serves as Vice-President of Consulting, R&D and Formulations at PCCA and has been with PCCA since September 2002. A significant component of Mr. Bassani’s position at PCCA is to serve as a member of the PCCA Senior Management Team, which is responsible for driving corporate strategy and business development efforts.  Prior to joining PCCA, Mr. Bassani was a formulation pharmacist in the Product Development Lab of a veterinary pharmaceutical company. He has worked in multiple pharmacy practice settings, located in Alaska, Iowa and Kansas, and has taught extemporaneous compounding principles to pharmacy students in Drake University’s Pharmaceutics Laboratory course. Mr. Bassani received his Doctor of Pharmacy degree from Drake University College of Pharmacy and Health Sciences. He is a member of the 2010 – 2015 United States Pharmacopeia (USP) Council of Experts – Compounding Expert Committee, and is serving on the 2012 – 2014 Drake University College of Pharmacy and Health Sciences National Advisory Council. He is a member of the American Pharmacists Association (APhA), International Academy of Compounding Pharmacists (IACP), National Community Pharmacists Association (NCPA) and the American Association of Pharmaceutical Scientists (AAPS).  Mr. Bassani's widespread experience in the pharmaceutical industry and his formulation expertise provides valued guidance to our management and board.

Paul Finnegan, M.D., M.B.A. has served as a director since February 15, 2012 and currently serves as the chair of our Compensation Committee and as a member of our Audit Committee.   Dr. Finnegan served as chairman of our Nomination and Corporate Governance Committee from its formation through July 1, 2013.  Dr. Finnegan brings to the Company experience as a board member and a global senior executive in the pharmaceutical and biotechnology industries. His expertise involves development, commercialization, and product launches of multiple novel drugs, both blockbusters and ultra-orphan therapeutics, which encompassed various clinical indications. He has served in leadership roles in commercial, clinical, medical affairs and business development functions of public and private companies. Most recently, from November 2008 to January 2012, Dr. Finnegan has been an entrepreneur in residence with Avalon Ventures, serving as President, Chief Executive Officer and Board Director of Avelas BioSciences and InCode Pharmaceutics, as well as a member of the biotechnology investment team, leading the clinical, commercial and regulatory due diligence efforts for over three years.  Dr. Finnegan served as our Chief Operating Officer and Chief Medical Officer from April 2008 to November 2008.  From October 2007 to April 2008, Dr. Finnegan served as the President and Chief Executive Officer of Cecoura Therapeutics, a private drug development company. From April 2001 to September 2007, Dr. Finnegan served as Vice President of Global Strategic Marketing and Development and other senior management positions at Alexion Pharmaceuticals. Prior to joining Alexion in 2001, Dr. Finnegan served as Senior Director, Global Medical Marketing for Pharmacia Corporation and G.D. Searle & Co., providing medical affairs leadership for all therapeutic areas for the Asia-Pacific, Japan, Latin America and Canadian business regions.  Dr. Finnegan served as a board observer at AnaptysBio, Inc., a privately held therapeutic antibody company, from 2008 to 2011, and as a member of the boards of directors of Avelas Biosciences, Inc. from November 2008 to January 2011, and InCode BioPharmaceuticals, Inc. from April 2009 to the present.  Dr. Finnegan earned his MBA with Honors, in Finance and Strategy, from the University of Chicago, Graduate School of Business, and the degrees of MD, CM from McGill University, Faculty of Medicine, in Montreal. He is a Fellow of the Royal College of Physicians, Canada (FRCPC), Member of the American Society of Hematology and practiced as an interventional radiologist specializing in oncology and vascular diseases prior to transitioning to industry.  Dr. Finnegan was appointed to our Board of Directors in accordance with the terms of the senior advisory agreement dated January 17, 2012 with the Company.  Dr. Finnegan terminated his senior advisory agreement on May 9, 2012, but remains as an independent member of our Board of Directors.  Dr. Finnegan’s extensive leadership, marketing, investment and financial expertise and international business knowledge provides valuable guidance to our management and board.

Jeffrey J. Abrams, M.D., MPH, has served as a director since September 2007 and served as Chairman of the Board from February 2010 until December 2011.  Currently, Dr. Abrams serves as a member of our Audit Committee, Compensation Committee, and Nomination and Corporate Governance Committee. Prior to 2007, Dr. Abrams was a practicing primary care clinician for over twenty years. Dr. Abrams received a B.A. from the State University of New York at Buffalo, an M.D. from the Albert Einstein College of Medicine and an M.P.H. from San Diego State University. Dr. Abrams was one of the co-founders of our company, and we believe that his qualifications to sit on our Board include his scientific and technical knowledge of our Accudel technology and our lead product candidate, Impracor, as well as his years of experience as a practicing primary care clinician.

Vote Required

Each director is elected by a plurality of the votes cast with regard to the election of directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Because directors are elected by a plurality of the votes cast, abstentions will not be counted in determining which nominees receive the largest number of votes cast. Each of the nominees has indicated that he is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://imprimis.investorroom.com/index.php

Director Independence

Our Board of Directors has determined that four (4) of our directors, a majority of the Board, are “independent” directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board has determined Mr. Baum would not be considered independent because he currently serves as our Chief Executive Officer, and Dr. Kammer is not independent because of certain ongoing advisory relationships.

Dr. Balbir Brar, our former President, served as a director on our Board from February 15, 2012 through July 25, 2012.  He continued in his capacity as our President until May 7, 2013, at which time he resigned as President and will continue to serve as a Senior Advisor to the Company, focusing on pre-clinical safety matters.  Dr. Brar was not considered an independent director during his tenure on the Board because of his position as our President.

 Nominations for Directors

Our Corporate Governance Committee (“Corporate Governance Committee”) evaluates and recommends to the Board of Directors director nominees for each election of directors. In considering potential new directors, the Corporate Governance Committee may review individuals from various disciplines and backgrounds.  Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with the Company’s industry; and prominence and reputation.  Since prominence and reputation in a particular profession or field of endeavor are what brings most persons to the Board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Corporate Governance Committee also reviews the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board.  Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Corporate Governance Committee seeks to nominate a board of directors that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. If the Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination by the Board in accordance with the above requirements and qualifications to determine whether they possess attributes the Corporate Governance Committee believes would be most beneficial to the Company. The Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and the following supporting information to the Company’s Secretary: Corporate Secretary, Stockholder Nominations, Imprimis Pharmaceuticals, Inc., 12626 High Bluff Drive, Suite 150, San Diego, CA 92130. The submissions should include a current resume of the candidate and statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

 Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of Imprimis Pharmaceuticals, Inc., 12626 High Bluff Drive, Suite 150, San Diego, CA 92130. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Secretary or his designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at http://imprimis.investorroom.com/index.php, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Imprimis Pharmaceuticals, Inc., 12626 High Bluff Drive, Suite 150, San Diego, CA 92130, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Accounting and Financial Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, but may hold additional meetings as required. During fiscal year 2012, the Board held three regularly scheduled meetings. Each of our directors attended at least 75% of the Board meetings he was eligible to attend and each director attended at least 75% of the aggregate of the total number of Board meetings and meetings of each committee of the Board on which he was serving. We do not have a policy requiring that directors attend our annual meeting of stockholders.   The 2013 Annual Meeting of Stockholders is our first annual meeting since 2008.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Audit Committee

Our Audit Committee is composed of Messrs. Stephen Austin (Chairperson), Jeffrey Abrams and Paul Finnegan. Our Board has affirmatively determined that each member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(e) and the applicable rules of the Securities and Exchange Commission. Our Board has also affirmatively determined that Stephen Austin and Paul Finnegan each qualify as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2012, the Audit Committee held two meetings.

The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://imprimis.investorroom.com/index.php. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

Our Compensation Committee is composed of Messrs. Paul Finnegan (Chairperson), Stephen Austin and Jeffrey Abrams. Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). During 2012, the Compensation Committee met one time. Our Board has adopted a charter for the Compensation Committee which is available for review on our website at http://imprimis.investorroom.com/index.php. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits.

Nomination and Corporate Governance Committee

During fiscal 2012 and through June 30, 2013, our Nomination and Corporate Governance Committee was composed of Messrs. Paul Finnegan, Stephen Austin and Jeffrey Abrams. Effective on July 1, 2013, Mr. Finnegan resigned as chairman and member of the Nomination and Corporate Governance Committee and Mr. Bassani joined the Nomination and Corporate Governance Committee and currently serves as its chairman.  Our Board has determined that each member of the Nomination and Corporate Governance Committee is independent under Nasdaq Marketplace Rule 5605(a)(2). The committee evaluates and recommends to the Board nominees for each election of directors. The Nomination and Corporate Governance Committee met one time in 2012. Our Board has adopted a charter for the Nomination and Corporate Governance Committee and a copy of that charter is available for review on our website at http://imprimis.investorroom.com/index.php. The responsibilities of the committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. In addition, the positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Mr. Baum currently serves as our Chief Executive Officer and Dr. Kammer serves as Chairman of our Board.  Dr. Kammer is not an employee of the Company but does provide consulting services to the Company in addition to his services as Chairman.

The positions of Chairman of the Board and Chief Executive Officer are separated, which allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. Our Board also believes that this structure better enables active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated Chairman and Chief Executive Officer positions are augmented by the independence of four of our six directors, and our independent Board committees that provide appropriate oversight of our management and the Company.

We believe that the independent nature of the Board committees, as well as the practice of our independent directors regularly meeting in executive session without Dr. Kammer, Mr. Baum or other members of our management present, ensures that our Board maintains a level of independent oversight of management that we believe is appropriate for our company.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee
Overall risk management profile and policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company, other contingent liabilities, as well as other risks and exposures that may have a material impact on our financial statements.

Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Nomination and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Transactions with Related Persons

During the fiscal year ended December 31, 2012, and through the date of this Proxy Statement, other than as described below, there have been no transactions, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Secured Line of Credit

Mr. Baum and Dr. Kammer were appointed to our Board on December 16, 2011, following the closing of the Line of Credit Agreement and the purchase of the Series A Preferred Stock by DermaStar International, LLC (“DermaStar”) further described below. Mr. Baum and Dr. Kammer served as Managing Members of DermaStar prior to DermaStar’s conversion of all of the outstanding shares of the Company’s Series A Preferred Stock into common stock and the distribution of all shares of capital stock and warrants held by DermaStar to its members in July 2012.

On November 21, 2011, we entered into a Secured Line of Credit Letter Agreement (the “Line of Credit Agreement”) with DermaStar, pursuant to which DermaStar agreed to lend us funds under a line of credit upon certain conditions, including the dismissal of the Chapter 11 Case by the Bankruptcy Court.   The Line of Credit Agreement became effective on December 9, 2011, in connection with the dismissal of the Chapter 11 Case by the Bankruptcy Court.  The Line of Credit Agreement provided for advances of up to an aggregate of $750,000, subject to the satisfaction by us of certain conditions in connection with the initial advance and each subsequent advance. The largest outstanding principal balance under the line of credit at any time was $750,000.   Interest accrued at 10% per annum.  No interest payments were made by us during the period other than in connection with the conversion of the line of credit described below.

On April 25, 2012, the entire outstanding principal balance and all accrued and unpaid interest under the line of credit, an aggregate of $762,534, was converted into 193,046 shares of common stock and warrants to purchase 48,262 shares of common stock at the offering price and on the terms of the April Private Placement described below, pursuant to the terms of a conversion agreement we entered into with DermaStar on April 20, 2012.  The warrants have substantially the same terms as the warrants issued in the April Private Placement.  The line of credit was terminated upon the completion of the conversion.

Series A Preferred Stock Purchase

In partial consideration for and in connection with the Line of Credit Agreement, on November 21, 2011 we executed a Securities Purchase Agreement with DermaStar, pursuant to which we agreed to issue 10 shares of newly-designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to DermaStar for an aggregate purchase price of $100,000.   The Securities Purchase Agreement, as amended, became effective on December 9, 2011, in connection with the dismissal of the Chapter 11 Case by the Bankruptcy Court.  On December 12, 2011, we and DermaStar consummated the transactions contemplated by the Securities Purchase Agreement.

On June 29, 2012, DermaStar converted the 10 shares of Series A Preferred Stock held by it into 1,499,700 shares of our common stock.   In connection with the conversion, we paid to DermaStar $200,000 as partial consideration for the conversion pursuant to a conversion agreement.  Immediately following the conversion of the Series A Preferred Stock, all 10 shares were retired to our treasury and cancelled.  The conversion agreement was unanimously approved by the Company’s disinterested directors, with Mr. Baum and Dr. Kammer abstaining.

7.5% Convertible Promissory Note

On April 5, 2010, we issued a $1,000,000 7.5% Convertible Promissory Note (the “Convertible Note”) to Alexej Ladonnikov, an existing stockholder of the Company.  The Convertible Note had an annual interest rate of 7.5% and all principal and interest were due and payable on its maturity date, April 5, 2012.

During January 2012, Mr. Ladonnikov sold 80% of the Convertible Note to DermaStar in a private transaction.  Effective as of January 25, 2012, we entered into separate waiver and settlement agreements with DermaStar and Mr. Ladonnikov.  Under each of the waiver and settlement agreements, the holders of the Convertible Note agreed to forever waive (i) their rights to accelerate the entire unpaid principal sum of the Convertible Note and all accrued interest pursuant to Section 1 of the Convertible Note, (ii) their rights under Section 7 of the Senior Convertible Note Purchase Agreement dated April 5, 2010, and (iii) certain conversion rights pursuant to Section 3 of the Convertible Note.  Under the terms of the waiver and settlement agreement with DermaStar, we and DermaStar agreed to the mandatory conversion of the principal and accrued and unpaid interest of the Convertible Note and $56,087 in current accounts payable of the Company held by DermaStar into our common stock at a conversion price of approximately $0.6668 per share at such time as we had a sufficient number of shares of authorized common stock to effect such conversion.  Under the terms of the waiver and settlement agreement with Mr. Ladonnikov, we and Mr. Ladonnikov agreed to the mandatory conversion of the 20% of the principal and accrued and unpaid interest of the Convertible Note held by Mr. Ladonnikov, at such time as we had a sufficient number of authorized common shares to effect such a conversion, into our common stock at a conversion price of $0.60. Mr. Ladonnikov also agreed to make a one-time payment of $50,000 to us at such time as the Convertible Note was converted into common stock.

On February 28, 2012, effective immediately following the effective time of our Certificate of Amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock and implementing the one-for-eight reverse split of our common stock, the entire outstanding balance and all accrued but unpaid interest owing under the Convertible Note and the accounts payable held by DermaStar were converted into 1,835,830 shares of common stock, and the Convertible Note was terminated.  At the time of conversion, there was approximately $142,603 in accrued and unpaid interest due under the Convertible Note.  Mr. Ladonnikov made the required one-time payment of $50,000 to us at the time of the conversion.

Company Policy Regarding Related Party Transactions

The charter of the Audit Committee of our Board tasks the Audit Committee with review of all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board).  In accordance with that policy, the Audit Committee’s general practice is to review and oversee those transactions that are reportable as related party transactions under the Financial Accounting Standards Board and Securities and Exchange Commission rules and regulations. Management advises the Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2012, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except as follows: (i) stockholder Don Miloni filed a late Form 3 on March 18, 2013; (ii) stockholder Professional Compounding Centers of America, Inc. filed a late Form 3 on March 8, 2013; (iii) former stockholder DermaStar International, LLC (A) filed a late Form 5 on March 15, 2013 reporting transactions that occurred on February 28, 2012 and April 25, 2012, which were improperly reported on a Form 3 filed on April 27, 2012 and (B) filed a late Form 4 on July 20, 2012 reporting transactions that occurred on June 29, 2012 and July 12, 2012; (iv) director Jeffrey Abrams filed a late Form 4 on April 27, 2012 reporting transactions that occurred on April 1, 2012; (v) officer and director Mark Baum (A) filed a late Form 5 on March 15, 2013 reporting transactions that occurred on February 28, 2012, April 1, 2012 and April 25, 2012, which were improperly reported on a Form 3 filed on April 27, 2012 and (B) filed a late Form 4 on July 20, 2012 reporting transactions that occurred on June 29, 2012 and July 12, 2012; (vi) officer Andrew Boll filed a late Form 5 on March 15, 2013 reporting a transaction that occurred on February 1, 2012, which was improperly reported on a Form 3 filed on April 27, 2012; (vii) officer and former director Balbir Brar filed a late Form 5 on March 15, 2013 reporting transactions that occurred on January 25, 2012 and April 1, 2012, which were improperly reported on a Form 3 filed on April 27, 2012; (viii) director Paul Finnegan filed a late Form 5 on March 15, 2013 reporting transactions that occurred on January 25, 2012 and April 1, 2012, which were improperly reported on a Form 3 filed on April 27, 2012; (ix) director Robert Kammer (A) filed a late Form 5 on March 15, 2013 reporting transactions that occurred on February 28, 2012, April 1, 2012 and April 25, 2012, which were improperly reported on a Form 3 filed on April 30, 2012 and (B) filed a late Form 4 on July 20, 2012 reporting transactions that occurred on June 29, 2012 and July 12, 2012; (x) director Stephen Austin filed a late Form 4 on August 15, 2012 reporting a transaction that occurred on July 26, 2012; and (xi) officer Joachim Schupp filed a late Form 5 on March 15, 2013 reporting a transaction that occurred on February 15, 2012, which was improperly reported on a Form 3 filed on April 27, 2012.

DIRECTOR COMPENSATION

Compensation for Service on the Board of Directors during Fiscal Year Ended December 31, 2012

We did not have a set director compensation program in place for the fiscal year ended December 31, 2012; however, the Board of Directors approved the following compensation to our directors for their service as directors during 2012:

On April 1, 2012, the Board of Directors approved the grant to each of our directors on that date, including our employee and non-employee directors, of an option to purchase up to 25,000 shares of our common stock under the Plan (each, a “2012 Director Option”). Dr. Brar, Mr. Baum, Dr. Kammer, Dr. Finnegan and Dr. Abrams each received a 2012 Director Option.  The 2012 Director Options have an exercise price of $4.50 per share and a term of five years, and vested quarterly over a one year period such that options to purchase 6,250 shares vested on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013 (subject to continued service as a director on each such date).  In addition, on April 1, 2012, the Board of Directors approved the grant to director Dr. Abrams of an option to purchase up to 60,000 shares of common stock under the Plan.  The option has an exercise price of $4.50 per share and a term of ten years, and vested in equal monthly installments over a one year period.

On July 26, 2012, in connection with his appointment as a director, the Board of Directors granted to Mr. Austin an option to purchase up to 17,123 shares of our common stock under the Plan. That option has an exercise price of $4.50 per share and a term of five years, and vests in equal monthly installments over a period of one year commencing on January 1, 2013. In addition, the Board of Directors approved our payment to Mr. Austin of a quarterly cash payment of $5,000 for his services as a director and a quarterly cash payment of $1,250 for his services as the chair of the Audit Committee.

On December 14, 2012, in connection with his appointment as a director, the Board of Directors granted to Mr. Bassani an option to purchase up to 7,603 shares of our common stock under the Plan. That option has an exercise price of $10.75 per share and a term of five years, and vests in equal monthly installments over a period of one year commencing on January 1, 2013. In addition, the Board of Directors approved the payment to Mr. Bassani of a quarterly cash payment of $5,000 for his services as a director.

Compensation for Certain Advisory Services during Fiscal Year Ended December 31, 2012

On January 17, 2012, Dr. Finnegan entered into a senior advisory agreement with the Company, pursuant to which he was to provide certain consulting services to the Company in addition to his services as a director. Under the terms of the senior advisory agreement, Dr. Finnegan provided consulting services in the area of drug and technology development, among other things, for consideration of $18,000 per quarter.  The agreement was to terminate on the earlier of the completion of the services or the fourth anniversary of the date of the agreement. In connection with the senior advisory agreement, on January 25, 2012, the Company granted Dr. Finnegan a stock option to purchase 125,000 shares of common stock under the Plan with an exercise price of $3.20 per share. Effective May 9, 2012, we entered into a termination agreement terminating the advisory agreement with Dr. Finnegan.  No cash compensation was paid to Dr. Finnegan under this advisory agreement.  In addition, effective May 9, 2012, we also entered into an amendment to Dr. Finnegan’s option agreement which modifies the vesting schedule of the option to provide that the option to purchase 40% of the shares covered by the grant will vest on September 30, 2012, 40% will vest on March 31, 2013 and 20% will vest on September 30, 2013, provided that Dr. Finnegan is serving as a director, employee or consultant at the time of such vesting.  Pursuant to a second amendment to Dr. Finnegan’s stock option agreement, Dr. Finnegan has agreed to not sell more than 5% of the shares of the Company’s common stock acquired through the exercise of his stock option in any monthly period without the approval of the Board of Directors.

Effective April 1, 2012, we entered into an advisory agreement with director Dr. Kammer, the Chairman of our Board of Directors, pursuant to which Dr. Kammer will provide certain services to us in addition to his services as a director.  These services include providing management and advice regarding the operations of the registration clinical trials including start-up and on-going clinical operational and development activities, manufacturing and quality control of the clinical and commercial supplies, project and operational management, assistance in the identification of new drug delivery technologies that may be available for acquisition or license and assistance in the development of our intellectual property strategy. Under the terms of the advisory agreement, Dr. Kammer is to be compensated $10,000 per month in the form of common stock based on a per share price of $4.50. Dr. Kammer and the Company have agreed that the common stock issuable to Dr. Kammer as compensation under his advisory agreement is to be accrued and issued on a quarterly or annual basis. Upon the completion of a financing transaction yielding not less than $15,000,000, Dr. Kammer may unilaterally choose to be paid in either cash or common stock at the $4.50 per share price described above. As additional compensation under the advisory agreement, on April 1, 2012 the Company granted Dr. Kammer an option to purchase 60,000 shares of common stock under the Plan, which stock option has an exercise price of $4.50 per share, expires on May 31, 2017, and vests according to the following schedule:  15,000 shares vest on the date of grant and the remaining shares vest monthly over a two year period beginning on May 1, 2012.  The advisory agreement is to terminate on the earlier of the completion of the services or the second anniversary of the agreement. Pursuant to an amendment to Dr. Kammer’s advisory agreement, Dr. Kammer has agreed to not sell more than 5% of the shares of the Company’s common stock acquired as compensation under that agreement, through the exercise of stock options or otherwise, in any monthly period without the approval of the Board of Directors.

On July 18, 2012, the Board of Directors granted to Dr. Kammer 40,000 restricted stock units (“RSUs”) outside of the Plan in connection with his services as a consultant and advisor to the Company.  The RSUs are subject to certain performance-based vesting criteria, such that all 40,000 RSUs will vest at such time as the Company meets the primary endpoints of its Phase III clinical studies for Impracor.

Director Compensation Table

 The following table shows the compensation paid in fiscal 2012 to our non-employee directors.  All compensation received by directors Dr. Brar and Mr. Baum, including compensation received by them for services as a director, is disclosed in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash		Stock Awards(1)(3)		Option Awards (2)(3)		Total
Robert J. Kammer, D.D.S.	$-		$269,444	(4)	$381,578	(5)	$651,022
Paul Finnegan, M.D.	$18,000	(6)	$-		$450,325	(7)	$468,325
Jeffrey J. Abrams, M.D.	$-		$-		$381,480	(8)	$381,480
Stephen G. Austin, CPA	$12,500		$-		$58,099	(9)	$70,599
August S. Bassani, Pharm.D.	$-		$-		$81,627	(10)	$81,627

(1)
Represents the dollar value of the restricted stock awards calculated on the basis of the fair value of the underlying shares of our common stock on the respective grant dates in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each restricted stock award will depend on the price per share of our common stock at the time shares underlying the restricted stock awards are sold. The actual value realized by an executive may not be at or near the grant date fair value of the restricted stock awarded.

(2)
Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with Accounting Standards Codification Topic 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of option awards, refer to Note 7 "Shareholders’ Equity" of Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(3)	The aggregate number of stock and option awards outstanding as of December 31, 2012 for each non-employee director are as follows:

Name	Shares Underlying Options Awards	Shares Underlying Stock Awards	Total
Robert J. Kammer, D.D.S.	85,000	60,000	145,000
Paul Finnegan, M.D.	150,000	-	150,000
Jeffrey J. Abrams, M.D.	87,250	-	87,250
Stephen G. Austin, CPA	17,123	-	17,123
August S. Bassani, Pharm.D.	7,603	-	7,603

(4)
Represents (i) 20,000 shares of common stock earned by but not yet issued to Dr. Kammer under his advisory agreement entered into with the Company on April 1, 2012, pursuant to which Dr. Kammer provides certain consultant and advisory services in addition to his services as a director and, among other compensation, earns $10,000 per month in the form of common stock based on a price per share of $4.50, and (ii) 40,000 RSUs granted to Dr. Kammer on July 18, 2012 outside the Plan in connection with his services as a consultant and advisor to the Company, which RSUs are subject to certain performance-based vesting criteria such that all 40,000 RSUs will vest at such time as the Company meets the primary endpoints of its Phase III clinical studies for Impracor.

(5)
Represents (i) a 2012 Director Option granted to Dr. Kammer, and (ii) an option to purchase up to 60,000 shares of common stock granted to Dr. Kammer on April 1, 2012 under the Plan pursuant to the terms of his advisory agreement with the Company, which agreement provides for, in addition to certain other compensation provided to Dr. Kammer under that agreement for his consulting and advisory services that is described in footnote (4) above, the grant to Dr. Kammer of this non-qualified stock option with an exercise price of $4.50 per share, an expiration date of March 31, 2017, and a vesting schedule as follows:  15,000 shares vest on the date of grant and the remaining shares vest in equal monthly installments over a two year period beginning on May 1, 2012.

(6)
Reflects the total amount paid to Dr. Finnegan under a senior advisory agreement entered into with the Company on January 17, 2012 and terminated on May 9, 2012. Such amount was paid in April 2012 prior to the termination of the agreement in exchange for services rendered under the agreement in the first quarter of 2012.

(7)
Represents (i) a 2012 Director Option granted to Dr. Finnegan, and (ii) an option to purchase 125,000 shares of common stock at an exercise price of $3.20 per share granted to Dr. Finnegan on January 25, 2012 under the Plan in connection with a senior advisory agreement entered with the Company on January 17, 2012, which agreement was terminated on May 9, 2012. Also effective May 9, 2012, we entered into an amendment to Dr. Finnegan’s option agreement which modifies the vesting schedule of the option to provide that the option to purchase 40% of the shares covered by the grant will vest on September 30, 2012, 40% will vest on March 31, 2013 and 20% will vest on September 30, 2013, provided that Dr. Finnegan is serving as a director, employee or consultant at the time of such vesting.

(8)
Represents (i) a 2012 Director Option granted to Dr. Abrams, and (ii) an option to purchase 60,000 shares of common stock granted to Dr. Abrams on April 1, 2012 under the Plan in consideration of his service as a director of the Company during 2011 and 2012, which option has an exercise price of $4.50 per share, a term of ten years, and vests in equal monthly installments over a one year period.

(9)
Represents an option to purchase up to 17,123 shares of our common stock granted to Mr. Austin on August 26, 2012 under the Plan, as consideration for his service as a director. That option has an exercise price of $4.50 per share, a term of five years, and vests in equal monthly installments over a period of one year commencing on January 1, 2013.

(10)
Represents an option to purchase up to 7,603 shares of our common stock granted to Mr. Bassani on December 14, 2012 under the Plan, as consideration for his services as a director.  That option has an exercise price of $10.75 per share, has a term of five years, and vests monthly over a period of one year commencing on January 1, 2013.

 Director Compensation Program for Fiscal Year Ending December 31, 2013

In the first quarter of fiscal 2013, the Compensation Committee and Board of Directors established a standard director compensation program.  A summary of the non-employee director compensation arrangements for fiscal 2013 (effective January 1, 2013) is set forth below.

Retainer and
Meeting Fees
Annual Board Retainer Fee:
All non-employee directors	$28,000
Annual Chairman Retainer Fees*:
Chairman of the Board	$16,000
Audit Committee Chairman	$10,000
Compensation Committee Chairman	$8,800
Nominating & Corporate Governance Committee Chairman	$4,800
Annual Committee Member Retainer Fees*:
Audit Committee	$7,200
Compensation Committee	$6,000
Nominating & Corporate Governance Committee	$3,200

*	These fees are in addition to the Annual Board Retainer Fee, as applicable.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

In June 2013, the Board of Directors approved a one-time grant of 6,865 restricted stock units to non-employee directors.  The RSUs vest in full 13 months from the date of grant.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected KMJ Corbin & Company LLP (“KMJ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and has further directed that management submit the selection of independent registered public accounting firm for ratification by our stockholders at our Annual Meeting. KMJ has served as our independent registered public accounting firm since September 17, 2007.  Representatives of KMJ are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee will reconsider whether or not to retain KMJ. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

Aggregate fees for professional services rendered to the Company by KMJ for the years ended December 31, 2012 and 2011, were:

	2012	2011

Audit Fees	$48,100	$15,000
Audit-Related Fees	$76,032	$-
Total	$124,132	$15,000

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements, and review of financial statements included in our quarterly reports. “Audit-Related Fees” represent fees for professional services provided in connection with the review of our registration statements on Forms S-8 and S-1, and related services normally provided in connection with statutory and regulatory filings and engagements.   There were no Tax Fees or Other Fees billed by or paid to our principal accountant during the years ended December 31, 2012 and 2011.

Pre-approval Policy

Our Audit Committee pre-approves all services to be provided by KMJ.  KMJ performed no services, and no fees were incurred or paid, relating to financial information systems design and implementation. All fees paid to KMJ for fiscal 2012 and 2011 were pre-approved by our Board of Directors

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting power present at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s (“SEC”) rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement supports and contributes to the Company’s long-term success.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting power present at a meeting at which a quorum is present. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as added by the Dodd-Frank Act, also enables our stockholders to indicate their preference as to how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, once every two years, or once every three years. Stockholders also may abstain from voting on this proposal.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore your Board recommends that you vote for a three year (3-year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that a triennial vote will allow stockholders to better evaluate our executive compensation program in relation to our short- and long-term company performance. Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.

The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

Vote Required and Board of Directors’ Recommendation

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our stockholders. Abstentions and broker non-votes will not be counted in determining which option receives the largest number of votes cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR A THREE YEAR (3-YEAR) FREQUENCY FOR THE STOCKHOLDER ADVISORY VOTE ON COMPENSATION AWARDED TO OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION

Our Executive Officers

Executive officers are elected by our Board and serve at its discretion. There are no familial relationships between any of our directors or our executive officers and any other director or executive officer. Set forth below is information regarding our executive officers as of June 30, 2013.

Name	Position	Age
Mark L. Baum, J.D.	Chief Executive Officer and Director	40
Joachim P.H. Schupp, M.D.	Chief Medical Officer	60
Andrew R. Boll	Vice-President, Accounting and Public Reporting	30

Mr. Baum’s biographical information is included with those of the other members of our Board.

Joachim Schupp, M.D. has been the Chief Medical Officer of the Company since February 2012. Dr. Schupp has more than 25 years of leadership experience in the pharmaceutical industry. He has achieved the professional distinction of leading international project teams that have brought several drugs through the development and the regulatory process and on to the market globally. Most recently, Dr. Schupp has worked as an executive consultant for pharmaceutical and biotechnology companies. He held positions as Vice-President of Clinical Development at Apricus Biosciences, Inc. from April 2011 to February 2012, Senior Consultant to and Chief Medical Officer at Transdel Pharmaceuticals, Inc. from April 2009 to April 2011, Vice President of Medical Affairs at Adventrx Pharmaceuticals from 2006 to 2008 and Vice President of Clinical Data Services at ProSanos Corporation from 2004 to 2006. In addition, Dr. Schupp spent 19 years with Novartis Pharmaceuticals in Switzerland where he held various positions in clinical development and global project management. Dr. Schupp began his pharmaceutical career at Ciba-Geigy, now Novartis, in 1985 where he was appointed to lead international clinical project teams to discover new NSAIDs with improved gastrointestinal tolerability. Dr. Schupp received several prestigious awards at Ciba-Geigy and Novartis for his team leadership contributions. Dr. Schupp received his M.D. and his research doctorate (Dr.med.) from the Free University of Berlin in Germany, and he served on the faculty at the University of Pretoria, South Africa, in Internal Medicine and Rheumatology.

Andrew R. Boll has been our Vice President of Accounting and Financial Reporting since February 2012 and was a consultant to the Company from December 2011 to February 2012. Mr. Boll has several years of experience in financial reporting and accounting, including four years of experience working with small publicly traded companies, with a particular focus on restructured and reorganized businesses. From November 2007 to November 2011, Mr. Boll was a fund accountant for BCGU, LLC, a privately held fund manager that specializes in capital venture investment opportunities. There he provided consulting services to public company clients, compiled SEC financial reports, and accounted for numerous public company restructurings, financings and private to public mergers. From December 2004 to November 2007, Mr. Boll was an accountant for Welsh Companies, LLC, a privately held commercial real estate company, its fund and its other subsidiaries. Mr. Boll received his B.S. degree in Corporate and Public Finance, summa cum laude, from Huron University and is a member of the Institute of Management Accountants.

Summary Compensation Table

The following table summarizes compensation earned by or awarded or paid to our principal executive officer and our other two most highly compensated executive officers (our “named executive officers”). Also included is compensation information for our Vice President, Accounting and Public Reporting (our Principal Accounting and Financial Officer).

Effective May 7, 2013, Dr. Balbir Brar resigned from his position as President with the Company and no longer serves as an executive officer.  Dr. Brar continues to serve as a Senior Advisor to the Company, focusing on pre-clinical safety matters.

Name and Principal Position	Year	Salary	Stock Awards (1)		Option Awards (2)		All Other Compensation		Total
Mark L. Baum, J.D.	2012	$150,300	$520,000	(3)	$655,773	(4)	-		$1,326,073
Chief Executive Officer	2011	-	-		-		-		-

Joachim P.H. Schupp, M.D.	2012	$178,500	-		$260,100		$29,134	(5)	$467,734
Chief Medical Officer	2011	$38,800	-		$2,192		-		$40,992

Balbir Brar, D.V.M., Ph.D.	2012	$84,000	-		$669,300	(6)	-		$753,300
Former President (8)	2011	-	-		-		-		-

Andrew R. Boll	2012	$64,500	-		$51,780		$7,524	(7)	$123,804
Vice-President, Accounting and Public Reporting	2011	-	-		-		-		-

(1)
Represents the dollar value of the restricted stock awards calculated on the basis of the fair value of the underlying shares of our common stock on the respective grant dates in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each restricted stock award will depend on the price per share of our common stock at the time shares underlying the restricted stock awards are sold. The actual value realized by an executive may not be at or near the grant date fair value of the restricted stock awarded.

(2)
Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with Accounting Standards Codification Topic 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of option awards, refer to Note 7 "Shareholders’ Equity" of Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2012 included in our Form 10-K for the year ended December 31, 2012. For a discussion of the material terms of each stock option award, see the table entitled "Outstanding Equity Awards at Fiscal Year End."

(3)
Represents restricted stock units granted to Mr. Baum outside the Plan in connection with his services as our Chief Executive Officer, the vesting of which is subject to certain performance conditions.  The value of the award at the grant date assuming that the highest level of the performance conditions will be achieved is the same as reflected in the above table.

(4)
Represents (i) an option to purchase up to 125,000 shares of common stock under the Plan granted on January 25, 2012 for his uncompensated services as Chairman of the Board of Directors and significant ongoing services related, but not limited, to the Company’s emergence from Chapter 11 bankruptcy protection, negotiation with creditors, pursuit of additional financing opportunities and hiring of executive officers, (ii) an option to purchase up to 25,000 shares of common stock under the Plan, which was granted to all of the Company’s directors on April 1, 2012 for their service as directors and which vests in equal installments of 6,250 shares on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013 subject to continued service as a director on each such date, and (iii) an option to purchase up to 60,000 shares of common stock under the Plan granted on April 1, 2012 in connection with his appointment as our Chief Executive Officer.

(5)
Consists of (i) $23,500 paid to an entity beneficially owned by Mr. Schupp for consulting services performed during the fiscal year 2012 prior to his hire as our Chief Medical Officer, and (ii) $5,634 paid for medical and dental insurance premiums.

(6)
Represents (i) an option to purchase up to 225,000 shares of common stock under the Plan granted on January 25, 2012 in connection with his appointment as our President, and (ii) an option to purchase up to 25,000 shares of common stock under the Plan, which was granted to all of the Company’s directors on April 1, 2012 for their service as directors and which vests in equal installments of 6,250 shares on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013 subject to continued service as a director on each such date.  On July 25, 2012, Dr. Brar resigned as a director (but continues in his capacity as our President).  As a result of such resignation, the 18,750 unvested shares under Dr. Brar’s April 1, 2012 option grant were forfeited, and the 6,250 vested shares under such option remain exercisable until March 22, 2013.

(7)
Consists of (i) $5,000 paid to Mr. Boll for consulting services performed during the fiscal year 2012 prior to his hire as our Vice President, Accounting and Public Reporting, and (ii) $2,524 paid for medical and dental insurance premiums.

(8)
Effective May 7, 2013, Dr. Balbir Brar resigned from his position with the Company and no longer serves as its President.  Dr. Brar continues to serve as a Senior Advisor to the Company, focusing on pre-clinical safety matters.

Employment Agreements

Below is a description of employment agreements with our named executive officers and our Vice President, Accounting and Public Reporting (our Principal Accounting and Financial Officer) as in effect during the fiscal year ended December 31, 2012.

Mark L. Baum

On April 1, 2012, the Board of Directors appointed Mr. Mark L. Baum, J.D. as our Chief Executive Officer. Mr. Baum had served as our Chairman of the Board of Directors and principal executive officer and Secretary since December 17, 2011. Concurrently with Mr. Baum’s appointment to Chief Executive Officer, Mr. Baum resigned from his position as Chairman of the Board. Mr. Baum continues to serve as a member of the Board of Directors and as Secretary. Concurrent with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Baum, effective as of April 1, 2012, which was subsequently amended and restated on July 24, 2012 (as amended, the “Baum Employment Agreement”). Under the terms of the Baum Employment Agreement, Mr. Baum’s initial base annual salary is $200,400, with a minimum salary increase of no less than 15% annually. Mr. Baum may be eligible, at the sole discretion of the Board, to receive an annual cash bonus of up to 30% of his annual base salary beginning in the fiscal year ending 2013 contingent upon his satisfaction of certain company and individual performance criteria. Mr. Baum may be terminated by us at any time.  Upon the closing of a financing transaction that results in aggregate cash proceeds to the Company of over $5,000,000 at any time after July 24, 2012, Mr. Baum will automatically become entitled to receive a severance package of one year’s base salary and annual bonus in effect at the time of termination and continued Company paid healthcare expenses for one year upon the Company’s termination of Mr. Baum’s employment without cause.

Also on April 1, 2012, the Company granted to Mr. Baum an option to purchase up to 60,000 shares of common stock at an exercise price of $4.50 per share under the. The option terminates on March 31, 2017 and vests over a two year period, with 15,000 options vesting immediately upon issuance and an additional 1,875 options vesting monthly for the next twenty-four months thereafter.  The option vests immediately upon the involuntary termination of Mr. Baum’s employment within 12 months following a change in control, as defined in the Plan.

On January 25, 2012, the Board approved an option grant to Mr. Baum to purchase up to 125,000 shares pursuant to the Plan. The options were issued to Mr. Baum for his uncompensated services as Chairman of the Board of Directors and significant ongoing services related, but not limited to, the Company’s emergence from Chapter 11 bankruptcy protection, negotiation with creditors, pursuit of additional financing opportunities and hiring of executive officers.  The option vests in twelve equal monthly installments commencing on January 25, 2012 and ending on January 25, 2013, and has an exercise price of $2.40.

On July 18, 2012, the Board granted to Mr. Baum, in connection with his services as the Chief Executive Officer of the Company, 160,000 restricted stock units (RSUs) outside of the Plan.  The restricted stock units granted to Mr. Baum are subject to certain performance-based vesting criteria, such that 40,000 RSUs will vest upon the satisfaction of each of the following events:  (i) successful completion of a financing that results in aggregate cash proceeds to the Company of at least $5,000,000 at any time following the effective date of the grant; (ii) the Company meets the primary endpoints of its Phase III clinical studies for Impracor; (iii) the Company submits a New Drug Application for Impracor to the U.S. Food and Drug Administration; and (iv) the Company enters into a definitive license, collaboration or similar agreement for Impracor that would reasonably be expected to generate cash flow for the Company.   The RSUs vest in full upon a change in control of the Company.  Effective upon approval of Proposal No. 5 by the Company’s stockholders, Mr. Baum has agreed to forfeit the remaining 120,000 unvested RSUs granted to him in July 2012.

Dr. Joachim Schupp

On February 15, 2012, we entered into an Employment Agreement with Dr. Joachim Schupp in connection with his appointment as our Chief Medical Officer.  Under the terms of his Employment Agreement, Dr. Schupp will receive an initial base salary of $204,000 per year.  Also on February 15, 2012, Dr. Schupp was issued an option to purchase 75,000 shares of common stock with an exercise price of $3.60 per share under the Plan.  The option has a four year term and vests monthly over a 36 month period following the date of grant. The option vests in full upon a change of control as defined in the Plan. Dr. Schupp has agreed to not sell more than 5% of the shares of the Company’s common stock acquired through the exercise of his stock options in any monthly period without the approval of the Board of Directors. We may terminate Dr. Schupp’s employment without notice for cause, and upon 60 days’ notice without cause.  Dr. Schupp’s employment will also terminate upon his death or disability, or Dr. Schupp may terminate his employment upon 60 days’ notice.

Andrew R. Boll

On January 25, 2012, the Company entered into an Employment Agreement with Mr. Boll, effective as of February 1, 2012. Under the terms of the Employment Agreement, Mr. Boll will receive an initial base salary of $60,000 per year. On January 25, 2012, the Board approved the issuance of an option to purchase 15,000 shares of common stock under the Plan to Mr. Boll, which was granted on February 1, 2012, the date of his employment with the Company.  The option has an exercise price of $3.68 per share, has a four year term and vests monthly over a 36 month period following the date of grant.  The option vests in full upon a change of control as defined in the Plan.  Mr. Boll has agreed to not sell more than 5% of the shares of the Company’s common stock acquired through the exercise of his stock option in any monthly period without the approval of the Board of Directors.  We may terminate Mr. Boll’s employment without notice for cause, and upon 60 days’ notice without cause.  Mr. Boll’s employment will also terminate upon his death or disability, or Mr. Boll may terminate his employment upon 60 days’ notice. On October 1, 2012, Mr. Boll's salary was increased to $90,000 per year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by our named executive officers and our Vice President, Accounting and Public Reporting serving during the fiscal year ended December 31, 2012.

Option Awards							Stock Awards
	Number of		Number of						Market Value
	Securities		Securities				Number		of Shares or
	Underlying		Underlying				of Shares		Units of
	Unexercised		Unexercised		Option	Option	or Units		Stock that
	Options (#)		Options (#)		Exercise	Expiration	of Stock that		Have Not
Name	Exercisable		Unexercisable		Price ($)	Date	Have Not Vested		Vested(1)
Mark L. Baum, J.D.	114,583	(2)	10,417	(2)	$2.40	1/25/2022	-		-
	31,875	(3)	28,125	(3)	$4.50	3/31/2017	-		-
	18,750	(4)	6,250	(4)	$4.50	3/31/2017	-		-
	-		-		$-	-	160,000	(5)	$1,560,000
Balbir Brar, D.V.M., Ph.D.	68,750	(6)	156,250	(6)	$3.68	1/25/2016	-		-
	6,250	(7)	-		$4.50	-	-		-
Joachim P.H. Schupp, M.D.	22,917	(8)	52,083	(8)	$3.60	2/15/2016	-		-
	493	(9)	-		$4.00	10/5/2014	-		-
Andrew R. Boll	4,583	(10)	10,417	(10)	$3.68	2/1/2016	-		-

(1) Calculated by multiplying the number of unvested shares by $9.75, the closing price per share of our common stock on December 31, 2012 (which was the last business day of the fiscal year).
(2)
Represents an option granted to Mr. Baum on April 1, 2012 under the Plan for his uncompensated services as Chairman of the Board of Directors and significant ongoing services related, but not limited, to the Company’s emergence from Chapter 11 bankruptcy protection, negotiation with creditors, pursuit of additional financing opportunities and hiring of executive officers.  The option vests in 12 equal monthly installments of 10,417 shares commencing on January 25, 2012 and ending on January 25, 2013.

(3)
Represents an option granted to Mr. Baum an April 1, 2012 under the Plan in connection with his appointment as our Chief Executive Officer.  The option vests over a two-year period, with 15,000 shares vesting immediately upon issuance and an additional 1,875 shares vesting monthly for the 24 months thereafter.

(4)
Represents an option granted to Mr. Baum an April 1, 2012 under the Plan in connection with his services as a director.  The option vests in four equal quarterly installments of 6,250 shares commencing on June 30, 2012.

(5)
Represents restricted stock units granted to Mr. Baum outside the Plan in connection with his services as our Chief Executive Officer. The total award vests as follows:  (i) 25% vests on successful completion of a financing that results in aggregate cash proceeds to the Company of at least $5,000,000 at any time following the effective date of the grant; (ii) 25% vests on the Company meeting the primary endpoints of its Phase 3 clinical studies for its drug candidate, Impracor; (iii) 25% vests on the Company submitting a New Drug Application for Impracor to the U.S. Food and Drug Administration; and (iv) 25% vests on the Company entering into a definitive license, collaboration or similar agreement for Impracor that would reasonably be expected to generate cash flow for the Company.

(6)
Represents an option granted to Dr. Brar on January 25, 2012 under the Plan in connection with his appointment as our President.  The option vests in equal monthly installments over the 36 month period following the date of grant.

(7)
Represents an option granted to Dr. Brar on April 1, 2012 under the Plan in connection with his former services as a director.  The option vests in equal installments of 6,250 shares on each of June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013 subject to continued service as a director on each such date.   On July 25, 2012, Dr. Brar resigned as a director (but continues in his capacity as our President).  As a result of such resignation, the 18,750 unvested shares under the option were forfeited, and the 6,250 vested shares under the option remain exercisable until March 22, 2013.

(8)
Represents an option granted to Dr. Schupp on February 15, 2012 under the Plan in connection with his appointment as our Chief Medical Officer.  The option vests in equal monthly installments over the 36 month period following the date of grant.

(9)
Represents an option granted to Dr. Schupp on December 15, 2011 under the Plan in connection with a release given by Dr. Schupp upon DermaStar’s investment in the Company.  The option was 100% vested upon its grant.

(10)
Represents an option granted to Mr. Boll on February 1, 2012 under the Plan in connection with his appointment as our Vice President, Accounting and Public Reporting.  The option vests in equal monthly installments over the 36 month period following the date of grant.

Named Executive Officer Compensation Determinations and Considerations

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract, motivate and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our stockholders by rewarding both short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and the achievement of objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee considers the following guidelines when making compensation decisions:

●
providing a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;

●	aligning compensation elements with the Company’s annual goals and long-term business strategies and objectives;

●
promoting the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

●	aligning executives’ incentives with the creation of stockholder value.

During the fiscal year ended December 31, 2012, the primary concern of the Board (and, after its establishment, the Compensation Committee) was to assemble a strong management team while still conserving the Company’s cash as it pursued obtaining the financing necessary to resume operations following the dismissal of the Company’s Chapter 11 bankruptcy case in December 2012 (as described in greater detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012).  As a result, the Board determined to pursue a compensation program heavily weighted towards the grant of equity incentive awards over cash incentive plans and base salary.  This approach has the added benefit of strongly aligning the objectives of management with those of our stockholders with respect to long-term performance and success.  The Compensation Committee expects to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with its operations and working capital needs.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee makes all compensation decisions for our Chief Executive Officer and approves or revises recommendations of our Chief Executive Officer regarding all of the non-equity compensation of our other named executive officer. Decisions regarding the non-equity compensation of all other officers are made by our Chief Executive Officer.

        Our Chief Executive Officer annually reviews the performance of each other elected officer. The conclusions reached and recommendations based on this review, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Role of Compensation Consultants in Compensation Decisions

        The Compensation Committee did not utilize any compensation consultants in determining or recommending the amount and form of executive and director compensation for fiscal year 2012.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2012:

EQUITY COMPENSATION PLAN INFORMATION (1)(2)

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted- Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,400,000	$5.26	1,477,888
Equity compensation plans not approved by security holders	200,000(3)	-	-
Total	2,600,000	$5.26	1,477,888

(1)	Includes the 2007 Incentive Stock and Awards Plan. See the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(2)
On January 25, 2012, the Board determined that it was in the best interests of the Company and its stockholders to amend the Plan to, among other things, increase the maximum number of shares issuable under the Plan by 675,000 shares to 750,000 shares, and to reserve such shares for issuance under the Plan (the “Plan Amendment”), subject to stockholder approval of the Plan Amendment. Our stockholders approved the Plan Amendment in an action by written consent on January 25, 2012; the approval became effective on February 26, 2012.  Effective as of July 18, 2012, our Board of Directors and stockholders holding a majority of the Company’s outstanding voting power approved a further amendment to the Plan to increase the number of shares available for issuance under the Plan from 750,000 to 2,400,000 and to increase the per person limit on the maximum number of shares of the Company’s common stock that may be granted to an individual under the Plan in a calendar year.

(3)
On July 18, 2012, the Board granted to Mr. Baum, in connection with his services as the Chief Executive Officer of the Company, 160,000 restricted stock units (RSUs) and Dr. Kammer, in connection with his services as a consultant, 40,000 RSUs outside of the Plan.  The restricted stock units granted to Mr. Baum and Dr. Kammer are subject to certain performance-based vesting criteria.  See the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) the named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock.  We have determined the beneficial ownership shown on this table in accordance with the rules of the Securities and Exchange Commission. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of July 3, 2013.  Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock and the address is c/o Imprimis Pharmaceuticals, Inc. 12626 High Bluff Drive, Suite 150, San Diego, CA 92130.  All information regarding share amounts reflects our one-for-five reverse stock split effected on February 7, 2013.

Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Shares	Percentage (1)
5% + Stockholders
John W. Fish, Jr. (2)	603,170	6.72%
Don Miloni (3)	1,243,513	13.75%
Professional Compounding Centers of America, Inc. (4)	832,682	9.29%

Directors and Officers
Jeffrey J. Abrams, M.D. (5)	126,213	1.39%
Mark L. Baum, J.D. (6)	423,673	4.62%
Andrew R. Boll (7)	15,417	*
Balbir Brar, D.V.M., Ph.D. (8)	138,204	1.52%
Paul Finnegan, M.D. (9)	125,000	1.38%
Robert J. Kammer, D.D.S. (10)	1,011,981	11.18%
Stephen G. Austin, CPA (11)	12,842	*
August S. Bassani, Pharm.D. (12)	5,702	*
Joachim Schupp, M.D. (13)	40,076	*
All executives and directors as a group (8 persons)	1,760,904	18.44%

*	Represents less than 1%.
(1)
Applicable percentage ownership is based on 8,961,583 shares of our common stock outstanding as of July 3, 2013.  Shares of common stock subject to options or warrants and convertible notes subject to conversion into shares of our common stock currently exercisable or convertible, or exercisable or convertible within 60 days after July 3, 2013 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, warrants or convertible notes, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes 10,190 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 3, 2013.
(3)
Includes 878,576 shares held in his name, 25,316 shares held by Mr. Miloni’s spouse, 151,899 shares held by 1425 Greenwood Lane, LLC, of which Mr. Miloni is the beneficial owner, 102,766 shares held by RCHER Financial, LLC, of which Mr. Miloni is a beneficial owner and 84,956 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 3, 2013 (of which Mr. Miloni holds warrants to acquire 15,282 shares, Mr. Miloni’s spouse holds warrants to acquire 6,329 shares, 1425 Greenwood Lane, LLC holds warrants to acquire 37,975 shares, and RCHER Financial, LLC holds warrants to acquire 25,370 shares).

(4)	The address for Professional Compounding Centers of America, Inc. is 9901 South Wilcrest Dr., Houston, TX 77099.
(5)
Jeffrey J. Abrams, M.D., a director, is a trustee of the Abrams Family Trust, which owns 39,063 shares of our common stock. Dr. Abrams has sole voting and investment control with respect to the shares of common stock owned by the Abrams Family Trust.  Includes 87,150 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 3, 2013.

(6)	Includes 211,875 shares of common stock issuable upon the exercise of stock options and 2,413 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 3, 2013.
(7)	Includes 15,417 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 3, 2013.
(8)	Includes 125,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 3, 2013. Effective May 2, 2013, Dr. Brar resigned as our President.
(9)	Includes 125,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 3, 2013.
(10)	Includes 71,875 shares of common stock issuable upon the exercise of stock options and 15,282 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of July 3, 2013.
(11)	Includes 12,842 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 3, 2013.
(12)	Includes 5,702 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 3, 2013.
(13)	Includes 40,076 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of July 3, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at http://imprimis.investorroom.com/index.php. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

Other than Mr. Austin, the Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380, Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Submitted by the Audit Committee of the Board of Directors

Stephen Austin, Chairperson
Jeffrey Abrams
Paul Finnegan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12626 High Bluff Drive, Suite 150, San Diego, CA 92130 or call Investor Relations at (858) 704-4041. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2014 proxy statement, a stockholder’s proposal must be received by us no later than March 19, 2014, unless the date of our 2014 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary date of the 2013 Annual Meeting of Stockholders, in which case in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

ANNUAL REPORT

Our 2012 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2012 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Director

IMPRIMIS PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS OF IMPRIMIS PHARMACEUTICALS, INC. TO BE HELD ON AUGUST 13, 2013 AT 9:00 AM PACIFIC TIME

CONTROL ID:
REQUEST ID:

The undersigned revokes all previous proxies and, having received the Notice of Meeting and Proxy Statement dated July 17, 2013, appoints Mark L. Baum and Robert J. Kammer, and each of them as proxies with full power of substitution, to represent and vote all of the shares of common stock of Imprimis Pharmaceuticals, Inc. (the “Company”) the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of the Stockholders to be held at 9:00 a.m. Pacific Time on August 13, 2013 and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed, or if no choice is specified, “FOR” each of the nominees listed in Proposal 1, for "THREE YEARS" in Proposal 4 and “FOR” Proposals 2 and 3. The proxies are authorized to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/IMMY
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF IMPRIMIS PHARMACEUTICALS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Jeffrey J. Abrams				☐
	Stephen Austin				☐		CONTROL ID:
	August Bassani				☐		REQUEST ID:
	Mark L. Baum				☐
	Robert J. Kammer				☐
	Paul Finnegan				☐
Proposal 2		à	FOR	AGAINST	ABSTAIN
	To ratify the selection of KMJ Corbin and Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	To approve, on an advisory basis, the compensation of the Company’s named executive officers.		☐	☐	☐

Proposal 4		à	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	To vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers.		☐	☐	☐	☐

	NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2013

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)